UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 11, 2002

NATIONAL VISION, INC.
(Exact name of registrant as specified in its charter)

Commission File No: 0-20001

Georgia	58-1910859
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

296 Grayson Highway
Lawrenceville, Georgia 30045

(770)-822-3600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.          OTHER EVENTS.

Discussions with Wal-Mart

The Company has previously disclosed that it and Wal-Mart have discussed possible amendments to their master license agreement.  The parties have considered various proposals to restructure the master license agreement.  At this time, the parties have not agreed to amend the master license agreement, which remains in effect.  Discussions are not in progress but could resume at any time.  The Company can provide no assurance, however, that any such discussions will be renewed or that there will be any material amendments to the master license agreement.

Litigation in California

On May 20, 2002, an entity called Consumer Cause, Inc. filed a complaint against the Company in the Superior Court for Los Angeles County (Case No. BC 274257).  A first amended complaint was filed on September 4, 2002.  The complaint alleges that the Company's operations in California violate certain provisions of California law governing arrangements between opticians and optometrists.  The complaint seeks attorney fees and an injunction prohibiting the Company from continuing the alleged violations.  The complaint largely duplicates portions of a complaint filed by the California attorney general against one of the competitors of the Company.  The Company is vigorously defending the litigation.

Discontinuance of Investor Conference Calls

The Company has provisionally determined to discontinue its periodic investor conference calls.  The Company encourages investors to review its periodic filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL VISION, INC.

Dated: October 21, 2002	By: /s/ Angus Morrison
Angus Morrison Senior Vice President Chief Financial Officer